UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2022, Passage Bio, Inc. (the “Company”) and Bruce Goldsmith, the President and Chief Executive Officer of the Company, entered into a Transition and Separation Agreement (the “Transition Agreement”) in connection with the Company’s transition plan to commence a search for Dr. Goldsmith’s successor.  Pursuant to the Transition Agreement, Dr. Goldsmith ceased his role as the Company’s President and Chief Executive Officer, effective May 31, 2022 (the “Transition Date”), and resigned as a director of the Company’s Board of Directors (the “Board”) to the Board, effective as of the Transition Date. This resulted from a mutual agreement between the Board and Dr. Goldsmith. This mutual agreement was not the result of any inappropriate action by CEO, any violation of company policy, any accounting irregularity or due to disagreement on any matter relating to the Company’s strategy, operations, policies or practices. The Board has initiated a search for a permanent CEO.

Dr. Goldsmith has agreed to serve as a non-employee advisor to the Company until September 1, 2022 (such term, the “Transition Term”).  During the Transition Term, Dr. Goldsmith (i) will be entitled to a monthly advisory fee equal to $50,000 through the Transition Term and (ii) continue to vest in his outstanding Company option awards through the Transition Term. Subject to Dr. Goldsmith’s execution of a general release of claims and the terms of the Transition Agreement, Dr. Goldsmith will be entitled to receive the following benefits: (i) accelerated vesting of his outstanding option awards with respect to the number of shares that would have vested if Dr. Goldsmith had remained in service for an additional 24 months following the expiration of the Transition Term; (ii) the right to exercise any vested options (other than the option awards granted to Dr. Goldsmith on February 10, 2022 (the “2022 Award”)) for an additional 12 months following the expiration of the Transition Term; (iii) the exercise period for the 2022 Award will be extended until February 9, 2032, the expiration date for the 2022 Award; (iv) a lump sum payment of $566,500, equal of his annual salary; (v) the amount of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on the Transition Date for 12 months; (vi) a pro-rata portion of his annual bonus for calendar year 2022; and (vii) a new option grant to purchase 100,000 shares of common stock that will vest in full upon the completion of the Transition Term and have an exercise price of $1.86 per share, which is equal to the closing price of the Company’s common stock on May 27, 2022, the grant date of the options.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the six months ending June 30, 2022.

Effective as of the Transition Date, the Board appointed Edgar B. (Chip) Cale, the Company’s General Counsel and Corporate Secretary, to succeed Dr. Goldsmith as Interim Chief Executive Officer and President. Mr. Cale will also remain General Counsel and Corporate Secretary during this period. Biographical information for Mr. Cale is available in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2022, in connection with the Company’s 2022 annual meeting of stockholders, such information being incorporated herein by reference. There are no arrangements or understandings between Mr. Cale and any other persons, pursuant to which he was appointed as interim Chief Executive Officer principal executive officer, no family relationships among any of the Company’s directors or executive officers and Mr. Cale and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Cale is party to an employment agreement with the Company pursuant to which if Mr. Cale is terminated without “cause” or resigns for “good reason” (as such terms are defined in his employment agreements), Mr. Cale will be entitled to (i) a lump-sum payment equal to 12 months of his base salary; and (ii) a taxable lump-sum payment equal to 12 months of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on the date of termination. In the event that a successor company does not assume or substitute the equity awards held by Mr. Cale in connection with a “change in control”, or if Mr. Cale is terminated without “cause” or resigns for “good reason” within two months prior to, or 12 months following, a “change in control” (as such terms are defined in his employment agreements), then, each of Mr. Cale’s then outstanding unvested options and other equity awards will become fully vested and exercisable, as applicable, and any forfeiture restrictions thereon will lapse and in addition to the severance noted above, each will receive 100% of his then current target bonus, payable in a lump sum. Unless otherwise set forth in an applicable grant agreement, any performance conditions applicable to such equity awards will be deemed achieved at the greater of target or actual performance. Additionally, in connection with Mr. Cale’s appointment as Interim CEO, on May 31, 2022, the Board approved the adjustments to Mr. Cale’s compensation terms for such position, which includes an increase in monthly base salary of $15,000 and a one-time stock option grant of 100,000 shares that will vest in equal monthly installments over 12 months from May 31, 2022, the grant date, and have an exercise price of $1.80 per share, which is equal to the closing price of the Company’s common stock on the grant date of the options.

Mr. Cale is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 3, 2020 and incorporated by reference herein.

Also in connction with Dr. Goldsmith’s transition, effective as of the Transition Date, the Board has appointed Maxine Gowen, currently Chairwoman of the Board, as Interim Executive Chairwoman of the Board. While serving as Interim Executive Chairwoman, Dr. Gowen will no longer serve as a member of the Board’s Compensation Committee or Nominating and Corporate Governance Committee, including as Chairperson thereof. In connection with Dr. Gowen’s appointment as Interim Executive Chairman, on May 31, 2022, the Board approved the material terms of Dr. Gowen’s board compensation for such position, which includes monthly compensation of $20,000 and a one-time stock option grant of 40,000 shares that will vest in equal monthly installments over 12 months from May 31, 2022, the grant date, and have an exercise price of $1.80 per share, which is equal to the closing price of the Company’s common stock on the grant date of the options.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2022, the Company held its 2022 Annual Meeting of Stockholders and the following proposals were adopted:

1.	Election of two Class II directors, identified in the table below, each to serve a three-year term, which will expire at the 2025 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Maxine Gowen, Ph.D.	39,284,349	4,704,899	-	4,060,759
Thomas Woiwode, Ph.D.	40,093,821	3,895,427	-	4,060,759

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Shares For	Shares Against	Shares Abstaining
48,027,672	10,108	12,227

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: June 1, 2022	By:	/s/ Simona King
Simona King
Chief Financial Officer

4